Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated September 4, 2020, relating to the balance sheet of Qell Acquisition Corp. as of August 7, 2020 and the related statements of operations, changes in shareholder’s equity and cash flows for the period from August 7, 2020 (inception) through August 7, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

September 11, 2020